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                   Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-63732) of CONSTAR International of our report dated June 22, 1994 appearing on page 6 of this Form 11-K.




PRICE WATERHOUSE

Philadelphia, Pennsylvania
June 29, 1994

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